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                                                                   Exhibit 10.5


                                    AGREEMENT



         This Agreement is made as of the 31st day of January, 1997 between HealthGate Data Corp. ("HealthGate") a Delaware Corporation having its principal place of business at 380 Pleasant Street, Suite 230, Malden, Massachusetts 02148-8123 and Physicians World Communications Group ("PW") a New Jersey Partnership having its principal place of business at 4 Plaza Drive, Secaucus, NJ 07094 (collectively referred to as "the Parties").

WHEREAS:

         HEALTHGATE is an experienced provider of quality healthcare and medical information through the Internet and World Wide Web.

         HEALTHGATE has and will continue to develop an extensive base of Physicians seeking information by computer access.

         HEALTHGATE wishes to maintain special relationships with its major commercial supporters.

         HEALTHGATE is seeking a partner to develop and manage the expansion of continuing medical education ("CME") activities, services and products on the HEALTHGATE Network.

AND WHEREAS;

         The Professional Postgraduate Services Division of PW ("PPS") is an accredited provider of CME.

         PW maintains an account management and sales organization in frequent contact with the pharmaceutical, biotechnology and medical device industries.

         PW has extensive experience in creating, developing, implementing and managing a wide range of CME formats.

         PW has worked successfully with many leading medical schools, teaching hospitals and thought leader physicians in the creation and implementation of successful CME programs.

         PPS has formed and maintains an independent board of CME and medical experts to guide program development and assure independent, objective, balanced and scientific rigorous program content.

         PW is recognized as a leader in the CME Community.

         PW is seeking new low cost methods of conducting CME activities and PW is seeking a partner to make available its CME programs on-line through the Internet and World Wide

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         Web.

NOW THEREFORE: THE PARTIES AGREE TO PURSUE THE DEVELOPMENT AND EXPANSION OF CME ON HEALTHGATE AS FOLLOWS:

         Pursuant to the terms and conditions set forth herein, (i) HEALTHGATE hereby agrees to utilize PW as the exclusive (subject to the limitations described below) CME provider for physician education programs to be carried on the HEALTHGATE network, (ii) PW hereby agrees to utilize HEALTHGATE as the exclusive (subject to the limitations set forth below) distributor of CME programs through the Internet and World Wide Web. PW and HEALTHGATE agree to review, on a non-binding basis, additional areas for PW representation, such as nurse practitioner, technologist, hospital administrator, pharmacist, physician assistant and patient education programs based on the initial success of physician education programs.

         Notwithstanding HEALTHGATE's agreement to utilize PW as the exclusive CME provider for the HEALTHGATE network (i) HEALTHGATE may continue to offer CME programs created, developed or implemented by or in conjunction with Boston University School of Medicine; (ii) such exclusivity shall not apply to acquisitions of CME programs acquired by HEALTHGATE as described in the Non-Competition and Non-Solicitation Section below; (iii) such exclusivity shall not apply to distribution of physician education or CME programs with gross revenues to HEALTHGATE in excess of $250,000; and (iv) such exclusivity shall terminate upon written notice of HEALTHGATE to PW if the gross payments received and retained by HEALTHGATE for the PW CME programs do not exceed the annual minimum gross revenue amounts set forth in the Business Plan (as defined below) for the years 1997 through 2001.

         Notwithstanding PW's agreement to utilize HEALTHGATE as the exclusive on-line distributor for PW's CME programs, PW may offer CME programs on line as described in the Non-Competition and Non-Solicitation Section below.

DEVELOPMENT OF A BUSINESS PLAN:

         Within three (3) months after execution of this Agreement the Parties will develop a detailed written business plan for CME on the HEALTHGATE network (the "Business Plan"). HEALTHGATE will develop a plan to provide network background and network marketing sections including its plans for expanding service. PW will develop a plan to identify and secure companies to provide grants for physician education programming, a sales call plan, a plan for operation of an educational advisory board, a plan to solicit programs and participation from medical schools and teaching hospitals, and other activities necessary for the marketing of physician education programs. The Business Plan will include a schedule of the annual minimum CME gross revenues to be attained by PW for HEALTHGATE for the years 1997 through 2001 that will be required for PW to maintain the exclusivity provided hereunder. Each party will provide the other with


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         appropriate background material and research on its past activities to enable each party to properly plan its activities. Such materials shall be subject to the Confidentiality Section, below. The Business Plan shall include more detailed descriptions of the responsibilities of the parties, compensation and commissions, and collections and payments as outlined below. The Business Plan may be updated, reviewed, revised and approved annually. The initial Business Plan and annual revisions thereto shall be subject to the written approval of both parties.

RESPONSIBILITIES OF PW:

         (a) PW will utilize its sales force, unless and until the Business Plan provide otherwise, to call on the healthcare industry to solicit grants for physician education programs on HEALTHGATE network.

         (b) PW will solicit from and/or co-develop with leading medical schools, teaching hospitals, publishers and others, CME content for HEALTHGATE distribution.

         (c) PW will explore the establishment of a comprehensive Postgraduate Medical curriculum "PPS University" with HEALTHGATE.

         (d) PW will, whenever appropriate, recommend CME on the HEALTHGATE network as a distribution channel or secondary distribution channel for all existing and selected 1995/1996 CME Programs.

         (e) PPS will be responsible for quality assurance review of its CME and physician education programming on the HEALTHGATE network. This may be done by a sub-set of the existing PW Education Advisory Board. Alternately the sponsored education programming offered on the HEALTHGATE network will be vetted through a new third-party review board established by PW for this purpose. Notwithstanding the foregoing, all content on HEALTHGATE's network remains subject to review and approval by HEALTHGATE's Physician Advisory Panel as long as such review meets the standards and regulations of the Accreditation Council for Continuing Medical Education ("ACCME").

         (f) PPS will provide CME credit on programs properly developed and suitable for such designation. New CME programming will be created in compliance with guidelines, standards and regulations so as to allow CME credit to be awarded.

         (g) PW will handle all proposal development, invoicing and collections required, using methods and reports acceptable to HEALTHGATE.

         (h) PW will provide HEALTHGATE with such notice of programming requirements as to allow HEALTHGATE adequate time to incorporate new activities on the network.


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         (i) PW will hold and maintain copyright for all its physician CME programs.


RESPONSIBILITIES OF HEALTHGATE:

         (a) HEALTHGATE will be responsible for the installation, maintenance, operation and technology of the network and for obtaining enrollment of new subscribers.

         (b) HEALTHGATE agrees to provide messages on the HEALTHGATE network in support of physician education activities.

         (c) HEALTHGATE will be responsible for assuring that its network will have sufficient capacity to accommodate the CME programming secured by PW for HEALTHGATE.

         (d) HEALTHGATE shall be responsible for collection of fees from physicians and others participants accessing the CME programs through HEALTHGATE's network.

         (e) HEALTHGATE will provide to PPS all information required to be maintained by PPS in accordance with the standards and regulations of ACCME. This information will include, but will not be limited to, course topic, enrollment by physicians, credit hours issued and accrediting body.

JOINT RESPONSIBILITIES:

         (a) The Parties will work together to develop a customer base with managed care organizations based on the combined services of both partners.

         (b) The Parties will work together to assure that the speed of access, graphic and content quality of the CME products offered are among the best available in on-line services.

COORDINATION OF ACTIVITIES:

         The parties agree to hold monthly meetings in person or by phone to update and discuss activities being conducted under this Agreement. These meetings will include senior management of PW, for example, Martin E. Cearnal, Robert Anderson, Philip Dombrowski and other PW employees involved in activities supporting CME on HEALTHGATE where appropriate, and senior management of HEALTHGATE including William Reece and Rick Lawson and others, where appropriate.

         In addition, quarterly or semi-annual senior management meetings will be held to discuss longer range plans and resolve other issues.


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NON-COMPETITION AND NON-SOLICITATION:

         (a) PW will not contract with any other on-line service for the distribution of physician education or CME programs except as required by its large clients so long as this Agreement is in force. A large client is defined as contracting with PW for fee revenue in excess of $250,000 in any calendar year.

         (b) If HEALTHGATE or any of its affiliates or subsidiaries acquires or obtains control of any other computer network system which includes physician education or CME programs. HEALTHGATE shall negotiate with PW for PW to become the CME representative of such acquired network. If a mutually agreeable arrangement can not be negotiated, HEALTHGATE may independently offer such physician education or CME program on its network. If PW believes, in its reasonable judgment, that the addition of such CME programs on the HEALTHGATE network will negatively impact PW's reputation and image within the CME community, PW will give HEALTHGATE written notice of its concerns and the deficiencies it believes exist in such CME programs, and HealthGate shall have a 60-day period after receiving such notice to cure the deficiencies specified therein. If such deficiencies are not cured within such 60-day period, PW may terminate this Agreement in accordance with the termination provisions set forth herein.

         (c) HEALTHGATE will not contract with any other medical education company or CME provider other than PW and PPS, except as provided by the exceptions to exclusivity described in this Agreement.

         (d) Both parties agree to refrain from soliciting for employment or hiring employees of the other party during the term of this Agreement and for a period of two (2) years following the expiration of the Agreement.

COMPENSATION AND COMMISSIONS PAYABLE TO PW AND HEALTHGATE:

         (a) Physician Education Programs

         Physician education programs to be offered on the HEALTHGATE network usually will be derived from one of three sources, (1) PW with funding from grants or self generated CME programs, (2) commercial organizations with or without grant funding and (3) non-profit organizations with or without grant funding. Regardless of the source of the program HEALTHGATE will be compensated for its charges for network services and PW will be compensated for its charges for selling, creating quality assurance, invoicing, collections and, certification fees, all in accordance with the rates set forth in the Business Plan. Such rates will not be changed without the mutual agreement of the Parties. Actual rates incorporating HEALTHGATE and PW fees will be combined into a single amount


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         and published from time to time.

         The Parties may agree to forego all charges to distribute a program from a non-profit foundation, but neither has the ability to commit the other to waive its normal charges.

         (b) The Parties envision a monthly space charge to third parties for commercially supported CME educational offerings. HEALTHGATE and PW will agree the division of these charges during the development of the business plan. The space charge may be waived for non-commercial offerings by agreement of both Parties.

         (c) For programs where there is a per participant fee, the fee will be shared between PW and HEALTHGATE as defined in the business plan.

         (d) Sales Generation Fee payable to HEALTHGATE

         During the term hereof, in the event that HEALTHGATE generates a lead for PW with respect to a specific program and communicates the lead in writing in advance of PW's contact with the prospective client with respect to such program and the lead results in a sale by PW, HEALTHGATE shall be entitled to compensation in the amount of 1% of the net fee revenue received by PW, to a maximum fee of $1,000 for such lead.

         (e) Sales Generation Fee Payable to PW:

         During the term hereof, in the event that PW generates a lead for HEALTHGATE in areas outside the scope of PW's responsibilities hereunder and communicates the lead in writing in advance of HEALTHGATE's contact with the prospective client with respect to such program and the lead resulted in a sale by HEALTHGATE, PW shall be entitled to compensation in the amount of 1% of the net fee revenue received by HEALTHGATE, to a maximum fee of $1,000 for such lead.

COLLECTION AND PAYMENT PROCEDURES:

         (a) PW shall bill for the programs and services for which PW or PPS is the representative under this Agreement. PW will be responsible for normal collection and follow-up. Should any payment from a client be overdue more than forty five (45) days, PW shall notify HEALTHGATE and the parties will jointly determine the next course of action.

         (b) PW shall pay HEALTHGATE space charges and other costs allocated to HEALTHGATE pursuant to the Business Plan within ten (10) days of PW's receipt of such funds from the program sponsor.

         (c) HEALTHGATE shall pay PW its allocation of participants' fees within ten (10) days of HEALTHGATE's receipt of such funds from the participants.


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TERMS AND TERMINATION:

         This Agreement shall commence as of the date hereof and shall remain in effect for a five year period. The Agreement will automatically renew for successive three (3) year terms, unless written notice is given by either party not less than six months prior to the expiration date of the Agreement. Notwithstanding the termination of this Agreement, each party shall satisfy any obligation incurred pursuant hereto which remains unfulfilled as of the expiration date.

         Notwithstanding the foregoing, either party may terminate this Agreement upon written notice to the other if the initial Business Plan is not approved in writing by both parties within six months of the date of the Agreement.

         In the event the Agreement is terminated by HEALTHGATE all rights to educational content developed by or secured by PW shall revert to PW. The parties may agree terms under which all or some of this material remains available on the HEALTHGATE network.

CONFIDENTIALITY:

         (a) PW and HEALTHGATE each acknowledges and agrees that any information that HEALTHGATE provides to PW relating to its operations and technology, as well as any other plans, performance or data relating to its services, or that any information that PW provides to HEALTHGATE relating to its operations and methods of soliciting grants, arranging for accreditation of programs, confidential information from grantors, and plans for physician education programs, or any other data relating to PW's operations shall be maintained in the confidence normally accorded PW's or HEALTHGATE's own internal confidential material and shall not be used during the term of this Agreement or for a period of two (2) years thereafter, except for the purposes contemplated by this Agreement and except for information which:

         (1) is in or comes into the public domain (provided, however, that such information does not come into the public domain as a result of any act by PW or HEALTHGATE, as the case may be) or

         (2) as shown by written records, was independently known to PW or HEALTHGATE, as the case may be, at or prior to the time of disclosure; or

         (3) becomes known to PW or HEALTHGATE, as the case may be, through a third party not under an obligation of confidentiality to HEALTHGATE or PW.


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         (b) It is understood that any and all property rights to the confidential information disclosed to PW or to HEALTHGATE shall be and remain in the disclosing party. At any time, upon written request, PW or HEALTHGATE shall return to the other any and all written copies of confidential information disclosed to it by the other which is then in its possession. Each employee or consultant of PW or HEALTHGATE granted access to all or any part of the confidential information received from HEALTHGATE or PW shall be advised or this agreement not to disclose such information except as provided herein.

NO ASSIGNMENT OF AGREEMENT:

         Neither HEALTHGATE nor PW shall assign its rights or delegate the performance of its duties under this Agreement without the prior written consent of the other, except that PW or HEALTHGATE may assign its rights or delegate the performance of its duties to a subsidiary or affiliate, and except for an assignment in connection with the sale of all or substantially all the business of HEALTHGATE or PW.

INDEMNIFICATION:

         (a) HEALTHGATE agrees to defend, indemnify and hold harmless PW from and any and all losses, costs, claims, demands, judgements and liability (including reasonable attorneys' fees) resulting from PW's performance under this Agreement, except to the extent that such losses, costs, claims, demands, judgments or liabilities are due to the negligence or wrongful act(s) of PW.

         (b) PW agrees to defend, indemnify and hold harmless HEALTHGATE from any and all losses, costs, claims, demands, judgments and liability (including reasonable attorneys' fees) resulting from HEALTHGATE's performance under this Agreement, except to the extent that such losses, costs, claims, demands, judgments or liabilities are due to the negligence or wrongful act(s) of HEALTHGATE.

BANKRUPTCY:

         Should either of the Parties make an assignment for the benefit of creditors, file a voluntary petition in bankruptcy, be adjudicated bankrupt or insolvent in a court of law, the other party may in its sole discretion terminate this Agreement without notice.

ENTIRE AGREEMENT:

         (a) This Agreement contains the entire understanding between the Parties concerning the subject matter hereof, and no representations, inducement, promises, or agreements or otherwise, between the Parties with respect thereto shall be of any force or effect.

         (b) Nothing contained in this Agreement is intended or shall be deemed to constitute


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         HEALTHGATE or PW joint venturers or partners, the relationship or the
         Parties being limited to the performance of the activities contemplated herein in accordance with the terms of this Agreement.

CONSTRUCTION:

         This Agreement shall be construed under the laws of the State of New Jersey USA, applicable to contracts to be performed fully therein, without giving effect to any statutes or principles of conflict of law. Headings and titles of paragraphs herein are for convenience only and should not be construed in any interpretation hereof.

         The Parties acknowledge that HEALTHGATE provides healthcare and medical information to physicians and others. Notwithstanding any other term or condition of this Agreement or the Business Plan, HEALTHGATE's obligations to PW relate solely to physicians' CME and this Agreement does not limit or cover HEALTHGATE's operations which provide general education or medical information to physicians via other content (i.e., MEDLINE, journals, monographs, databases, etc).

COUNTERPARTS:

         This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above indicated.


PHYSICIANS WORLD COMMUNICATIONS GROUP


By: /s/ Martin Cearnal
    ------------------
Title: CEO
       ---------------
Date:  January 31, 1997
       ----------------


HEALTHGATE DATA CORP.


By: /s/ William S. Reece
    --------------------
Title: CEO
       -----------------
Date:  January 29, 1997
       ----------------


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